Exhibit 16 under Form N-1A
Exhibit 99 under Item 601/Reg. S-K
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
Schedule for Computation of               Initial
Fund Performance Data                     Invest of:    $1,000
                                          Offering
Federated Institutional Short Duration    Price/Share=  $2.00
Government Fund

Return Since Inception 7/10/97            NAV=          $2.00
  ending 1/31/98

FYE:  July 31, 1998
                                                      Beginning                Capital    Reinvest   Ending     Total
DECLARED:  Daily              Reinvest      Period    Dividend       Gain       Price      Period    Ending     Investment
PAID:  Monthly                Dates         Shares    /Share         /Share     /Share     Shares    Price      Value
                              7/31/97       500.000   0.006796870    0.00000    $2.00      501.699   $2.00      $1,003.40
                              8/31/97       501.699   0.010106474    0.00000    $2.00      504.234   $2.00      $1,008.47
                              9/30/97       504.234   0.009814874    0.00000    $2.00      506.709   $2.00      $1,013.42
                              10/31/97      506.709   0.009970905    0.00000    $2.00      509.235   $2.00      $1,018.47
                              11/11/97      509.235   0.000000000    0.00010    $2.00      509.261   $2.00      $1,018.52
                              11/30/97      509.235   0.009670323    0.00000    $2.00      511.697   $2.00      $1,023.39
                              12/31/97      511.697   0.009704939    0.00000    $2.00      514.180   $2.00      $1,028.36
                              1/31/98       514.180   0.009762684    0.00000    $2.00      516.690   $2.00      $1,033.38

Note:  The Fund has paid income and ST capital gain dividends in FYE 7/31/98.




$1,000 (1+T) = Ending Value
T =                                       3.34%

Federated Institutional Short-Duration
Government Fund

                                                        Yield =   $386,005.79    -          $9,771.72  )+1)^6-1}=
                                                        2{(
Computation of SEC Yield                                          39,629,754     *(         $2.00      -         0)
As of:  January 31, 1998
                                                                  SEC Yield =               5.76%

Dividend and/or Interest
Inc for the 30 days ended                 $386,005.79

Net Expenses for                          $9,771.72
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends                      39,629,754

Maximum offering price                    $2.00
per share as of 1/31/98

Undistributed net income                  0



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